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                                                                   EXHIBIT 10(e)

                       EXTENSION OF EMPLOYMENT AGREEMENT

     This extension agreement is made and entered into as of November 14, 1996, by and between Transworld Systems Inc., a California Corporation (the "Company") and Gordon Dunn ("Dunn").

     WHEREAS, on July 1, 1995 Dunn entered into an Employment Agreement with the Company, (the "Employment Agreement") to which Employment Agreement The Union Corporation, a Delaware corporation is also a party; and

     WHEREAS, Dunn and the Company both wish to extend the Employment Agreement for an additional one year from July 1, 1997 through June 30, 1998,

     NOW THEREFORE, the parties agree as follows:

     FIRST: The Employment Agreement is extended for an additional period of one year so that the termination date as set forth in paragraph (A)(1) of Article SECOND of the Employment Agreement shall be June 30, 1998 instead of June 30, 1997.

     SECOND: The first sentence of paragraph (B)(1) of Article THIRD is amended to read as follows: "The Company shall also pay production/incentive bonuses to Dunn for each full twelve (12) month period commencing July 1, 1995, July 1, 1996, and July 1, 1997 as set forth in Schedule 1 annexed hereto."

     THIRD: The references in paragraphs (B)(2), (B)(3), (E) and (F) of Article THIRD to "June 30, 1997" are amended to read "June 30, 1998" and the references in paragraphs (E) and (F) of Article THIRD to "June 30, 2000" are amended to read "June 30, 2001."

     FOURTH:   Paragraph (A) of Article FOURTH of the Employment
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Agreement is amended in full to read as follows:

     "FOURTH: A. The Company has paid the premiums on a split dollar policy of life insurance in the face amount of $2 million, with Transamerica Occidental Life Insurance Company, Policy Number 92520289 (the "Policy"). The insureds under this Policy are Gordon Dunn and his wife Joanne Dunn. The Policy is currently owned as follows:

     "TRANSWORLD SYSTEMS, INC. except the owner of the right to designate the
     ------------------------
     beneficiary for any proceeds in excess of the greater of the accumulation value or its total premiums paid on this policy from the date of issue to the date of death of the insured, shall be JOANNE C. DUNN."
                                                --------------

The cost of all premiums payable on the Policy shall be borne by the Company until the termination of Dunn's employment with the Company under the circumstances set forth below. Upon termination of this Agreement on or after June 30, 1998, or upon termination by reason of his mental or physical incapacity as provided in paragraph (B)(2) of Article SECOND or pursuant to the provisions of paragraph (C) of Article SECOND or paragraph (D) of Article THIRD, the Company shall thereupon have no further obligation to pay any premiums on the policy and cause ownership of the Policy, or any replacement policy, to be transferred to the individual owner(s), subject only to the Company's right to return of the premiums that the Company has paid from the proceeds of the Policy when such proceeds are paid, or from the cash value of the Policy if it should be cashed in before the death of the insured. The Company shall have the right to receive reasonable assurances (including an irrevocable endorsement if appropriate/available) from the

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individual owner(s) that the Company will be paid such amounts.  It is acknowledged and agreed that the obligations of the Company under this paragraph only relate to the payment of the premiums in respect of the policy and the transfer of the ownership of the policy as provided herein. The Company shall have no further obligations with respect to the policy and it shall be Dunn's responsibility to take whatever actions may be necessary to keep the policy in effect.

     FIFTH:    Paragraph (A) of Article FIFTH is clarified and amended as follows:  Dunn hereby acknowledges that (i) all bonuses referred to in paragraph
(A) of Article FIFTH of the Employment Agreement have, as of the date of this extension agreement, been contributed to a Rabbi Trust, and all of the amounts of assumed interest thereon prior to the date or dates of contribution (based upon United States Treasury obligations) have also been contributed to the Rabbi Trust, (ii) the amount of deferred compensation hereafter due to Dunn under paragraph (A) of Article FIFTH of the Employment Agreement shall be based upon the actual income, earnings and losses of the amounts held by the Rabbi Trust and (iii) subject to the provisions of paragraphs (B), (C) and (D) of Article FIFTH and Dunn's rights in the event of the Company's Insolvency (as defined in the Rabbi Trust Agreement), the Company and Union have no further obligation whatsoever to Dunn related to the bonuses described in paragraph (A) of Article FIFTH.

     The last sentence in paragraph (A) of Article FIFTH is hereby deleted.

     SIXTH:    The references in paragraphs (A)(1), (B) and (C) of

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Article SIXTH to "fifth (5th)" are amended to read "sixth (6th)."

     SEVENTH: Paragraph (C)(7) of Article THIRD and paragraph (B) of Article FIFTH of the Employment Agreement are clarified and modified as set forth in this Section SEVENTH. The Company shall contribute all amounts previously accrued under paragraph (C)(7) of Article THIRD (the non-qualified retirement plan) including accrued interest, to the Rabbi Trust established pursuant to paragraph (A) of Article FIFTH and as described in Section FIFTH above. With respect to amounts payable under paragraph (C)(7) of Article THIRD, the parties agree that the Employee must be employed by the Company on June 30 of each fiscal year to earn the non-qualified retirement plan contribution for the applicable fiscal year. Subject to the foregoing, the Company agrees to contribute, for the fiscal years ending June 30, 1997 and 1998, amounts earned under paragraph (C) (7) of Article THIRD to the Rabbi Trust no later than July 15 following the end of the fiscal year for which it is earned. The Trustee shall be instructed to retain separate records with respect to such contributions and any income, gains, losses and expenses with respect thereto.

          A. The administrative costs and expenses with respect to establishing and maintaining such Rabbi Trust shall be paid by the Company and shall not be deducted from the Rabbi Trust. However, the Company shall not be obligated to pay for any costs, expenses or losses relating to the purchases, sales or holding of assets and investments by the Rabbi Trust, which costs, expenses and losses shall be borne solely by the Rabbi Trust.

          B.   Subject to the Employee satisfying the employment

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requirements hereunder, the Company's only obligations to the Employee and his beneficiaries, heirs and estate regarding paragraph (C)(7) of Article THIRD is to (i) establish and maintain the Rabbi Trust, (ii) contribute to the Rabbi Trust all amounts previously earned, including all accrued interest due thereon,
(iii) contribute $30,000 to the Rabbi Trust no later than each July 15th during the remaining term of the Employment Agreement and (iv) pay the administration costs and expenses in accordance with paragraph A. of this Section SEVENTH. The Employee and Company hereby acknowledge and agree that all gains, losses, earnings and expenses relating to the purchases, sales or holding of assets and investments of the Rabbi Trust shall enure to the benefit or detriment of the Employee and that, subject to the Employee's rights in the event of the Company's Insolvency (as defined in the Rabbi Trust Agreement), the payment by the Company of the administrative expenses described in paragraph A. above and the payment of the applicable annual contribution(s) to the Rabbi Trust in accordance with this paragraph B. shall relieve the Company of any and all of its obligations under paragraph (C)(7) of Article THIRD and this Section SEVENTH. The amounts that the Company contributes to the Rabbi Trust shall be an asset of the Company and shall be subject to the claims of the Company's general creditors.

          C.   The words "sum retained by the Company" set forth in paragraph
(B)(1) of Article FIFTH shall hereinafter mean "amounts contributed into the Rabbi Trust pursuant to this Agreement."

     EIGHTH:   Except as amended above, all of the terms and conditions of the
Employment Agreement shall remain in full force

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and effect.

Dated ____________________          TRANSWORLD SYSTEMS, INC.

/s/ GORDON S. DUNN                  By:/s/ GEORGE MACAULAY
------------------------------         -----------------------
Gordon S. Dunn                         George Macaulay
                                       President

                                    THE UNION CORPORATION

                                    By:/s/ MELVIN L. COOPER
                                       -----------------------
                                       Melvin L. Cooper
                                       Chairman of the Board and
                                       Chief Executive Officer



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